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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                                     ACT OF 1934


                   Date of Report (Date of earliest event reported)


                            July 24, 1998 (June 25, 1998)


                                  ROSS SYSTEMS, INC.
                                  ------------------
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                                       --------
            (State or other jurisdiction of incorporation or organization)


           0-19092                             94-2170198
           -------                             ----------
    Commission File Number      (I.R.S. Employer Identification Number)


                            2 Concourse Parkway, Suite 800
                                Atlanta, Georgia 30328
                                ----------------------
                       (Address of principal executive offices)


                                    (770) 351-9600
                                    --------------
                 (Registrant's telephone number, including area code)

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                                  ROSS SYSTEMS, INC.
                                       FORM 8-K
                                    JULY 24, 1998


ITEM 5.  OTHER EVENTS

     On June 25, 1998, Registrant merged (the "Merger") with and into Ross Systems, Inc., a California corporation ("Ross California"), with Registrant being the surviving corporation for the purpose of effecting a change of
domicile from California to Delaware.   Pursuant to Regulation 12g-3(a) under
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock of Registrant issued in the Merger is deemed to be registered pursuant to Section 12(g) of the Exchange Act.

     As a result of the Merger, the Registrant succeeded by operation of law to all of the assets, rights, powers and property and all of the debts, liabilities and obligations of Ross California. There has been no change in the business, management, board of directors, fiscal year, assets or liabilities of Ross California. In addition, Registrant has assumed all registration statements and reports filed by Ross California under the either the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

     The following documents have been filed as exhibits to the Report on Form 8-K: (i) Agreement and Plan of Merger of Ross California and the Registrant filed with the California and Delaware Secretaries of State, (ii) Certificate of Incorporation of Registrant, as currently in effect, and (iii) Bylaws of Registrant, as currently in effect. In addition, the following page sets forth a description of the Registrant's capital stock pursuant to
Item 202 of Regulation S-K promulgated under the Securities Act.

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                      DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Registrant consists of 35,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

         The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete though the Registrant believes it contains all the material provisions, and is subject to, and qualified in its entirety by, the provisions of the Registrant's Certificate of Incorporation and by the provisions of applicable law.

Common Stock

         The Company's Common Stock is registered under Section 12(g) of the Exchange Act. Subject to preferences that may be applicable to any outstanding Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. In the event of liquidation, dissolution or winding up of the Registrant, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock which may be issued in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

         Pursuant to the Registrant's Certificate of Incorporation, the Board of Directors of the Registrant has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Such issued Preferred Stock could adversely effect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may also have the effect of delaying, deferring or preventing a change in control of the Company. At present, there are no outstanding shares of Preferred Stock.

Delaware Law

         Section 203 of the Delaware General Corporation Law, from which the Registrant has not opted out in its Certificate of Incorporation, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested

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stockholder, unless the Registrant's Board of Directors approves the business combination and/or certain other requirements are met.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                   ROSS SYSTEMS, INC.



Date:  July 24, 1998               /s/ Robert B. Webster
                                   -------------------------------
                                   Robert B. Webster,
                                   Vice President and Chief Financial Officer

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS  (in accordance with Item 601 of Regulation S-K)


          2.1      Agreement and Plan of Merger of Ross-California and
                   Registrant.

          3.1 Certificate of Incorporation of Registrant, as currently in effect.

          3.2      Bylaws of Registrant, as currently in effect.

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                                 ROSS SYSTEMS, INC.

                                 Report on Form 8-K
                                 dated July 24, 1998



                                  INDEX TO EXHIBITS



   EXHIBIT
   NUMBER                      EXHIBIT NAME
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      2.1   Agreement and Plan of Merger of Ross-California and Registrant.

      3.1   Certificate of Incorporation of Registrant, as currently in effect.

      3.2   Bylaws of Registrant, as currently in effect.